Exhibit 10.14
                                SECOND AMENDMENT

      This Second Amendment (the "Amendment") is made and entered into as of the 15th day of September, 1997, by and between SAN FELIPE PLAZA, LTD., a Texas limited partnership ("Lessor"), and TIDEL TECHNOLOGIES, INC., a Delaware corporation ("Lessee").

                                   WITNESSETH

A. WHEREAS, Lessor and Lessee (as successor in interest to American Medical Technologies, Inc. a Delaware corporation) are parties to that certain lease dated the 21st day of February, 1992, for space currently containing approximately 4,031 square feet of Net Rentable Area (the "Premises") described as Suite No.900 on Floor nine (9) of the building commonly known as San Felipe Plaza and the address of which is 5847 San Felipe, Houston, Texas 77057 (the "Building"), which lease has been previously amended by First Amendment dated March 12,1997 (collectively, the "Lease"); and

B. WHEREAS, the Lease by its terms expired on August 31,1997 ("Prior Termination Date"), and the parties desire to extend the Term of the Lease, all on the terms and conditions hereinafter set forth

       NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee agree as follows:

      I. EXTENSION. The Lease Term is hereby retroactively extended for a period of thirty-seven (37) months and shall expire on September 30, 2000 ("Extended Termination Date"), unless sooner terminated in accordance with the terms of the Lease. That portion of the Lease Term commencing the day immediately following the Prior Termination Date ("Extension Date") and ending on the Extended Termination Date shall be referred to herein as the "Extended Term". In any and all events, the schedule of monthly installments of Basic Monthly Rental contained in Paragraph II of this Amendment shall not be postponed or delayed if any improvements to the Premises are incomplete on the day following the Prior Termination Date for any reason whatsoever. Any delay in the completion of improvements to the Premises, if any, or inconvenience suffered by Lessee during the performance of any improvements shall not subject Lessor to any liability for any loss or damage resulting therefrom or entitle Lessee to any credit, abatement or adjustment of Rent.

      II. BASIC MONTHLV RENTAL. Retroactively effective as of the Extension Date, Lessee shall pay Lessor the sum of Two Hundred Nineteen Thousand Nine Hundred Eighty-Five and 56/100 Dollars ($219,985.55) as Basic Monthly Rental for the Premises during the Extended Term in thirty-seven (37) monthly installments as follows:

              A. One (1) installment of Five Thousand Three Hundred Seventeen and 56/100 Dollars ($5,317.55) payable on or before September 1,1997 for the period beginning September 1,1997 and ending September 30,1997.

              B. Thirty-six (36) equal installments of Five Thousand Nine Hundred Sixty-Three and NO/100 Dollars ($5,963.00) each payable on or before the first day of each month during the period beginning October 1,1997 and ending September 30, 2000.

             All such Basic Monthly Rental shall be payable by Lessee in accordance with the terms of Article 5 of the Lease.

      III. OPERATING EXPENSES. Lessee shall pay for Lessee's Proportionate Share of Operating Expenses in accordance with the terms of the Lease, provided, however, for the period commencing on October 1, 1997 and ending on the Extended Termination Date, the calendar year for the computation of the Initial Basic Costs Amount is amended from 1992 to 1997.

      IV.   IMPROVEMENTS TO PREMISES.

            A. CONDITION OF PREMISES. Lessee is in possession of the Premises and accepts the same "as is" without any agreements, representations, understandings or obligations on the part of Lessor to perform any alterations, repairs or improvements, except as may be expressly provided otherwise in this Amendment.

            B. COST OF IMPROVEMENTS TO PREMISES. Provided Lessee is not in default, Lessee shall be entitled to receive an improvement allowance (the "Extension Improvement Allowance") in an amount not to exceed Twenty-Two Thousand One Hundred Seventy and 50/100 Dollars ($22,170.50)(i.e., $5.50 per square foot of the Premises) to be applied toward the cost of performing construction, alteration or improvement of the Premises, including but not limited to the cost of space planning, design and related architectural and engineering services. Lessor shall be entitled to deduct from the Extension Improvement Allowance all reasonable costs incurred by Lessor in connection with obtaining a certificate of occupancy for the Premises required by any applicable municipality or other governmental agency. The entire unused balance of the Extension Improvement Allowance, if any, shall accrue to the sole benefit of Lessor. In the event the total cost of the improvements to the Premises exceeds the Extension Improvement Allowance, Lessee, provided it is not in default under this Lease, shall have the right to borrow up to Eight Thousand Sixty Two and noIlOO Dollars ($8,062.00) (the "Additional Allowance") from Landlord in order to finance such excess costs during the Lease Term. Any Additional Allowance borrowed by Lessee hereunder shall be repaid to Lessor as Additional Base Rental in equal monthly installments over the Extended Term, together with interest at an annual rate equal to thirteen percent (13%). Lessor shall pay the Extension Improvement Allowance and the Additional Allowance, if any, directly to the contractors retained to perform the construction, design or related improvement work to the Premises. In the event that Lessee is in default under this Lease after the expiration of applicable cure periods, the entire unamortized balance of the Additional Allowance borrowed by Lessee shall become immediately due and payable and, except to the extent required by applicable law, shall not be subject to mitigation or reduction in connection with a.reletting of the Premises by Lessor. In the event the total cost of the improvements to the Premises exceeds the Extension Improvement Allowance and the Additional Allowance, if any, Lessee shall pay for such excess within fifteen (15) days following demand.

            C.    RESPONSIBILITY    FOR   IMPROVEMENTS   TO   PREMISES.    Any
                  construction, alterations or improvements to the Premises shall be performed by Lessee using contractors selected by Lessee and approved by Lessor and shall be governed in all respects by the provisions of the Lease.

      V. OTHER PERTINENT PROVISIONS. Lessor and Lessee agree that, effective as of the Extension Date (unless different effective date(s) is/are specifically referenced in this Section), the Lease shall be amended in the following additional respects:

             A. SECTION 1(K), "LESSOR'S ADDRESS" of the Lease shall be deleted in its entirety and substituting the following

             "Lessor:

             Equity Office Properties
             5847 San Felipe
             Suite 1200
             Houston, Texas 77057
             Attention:   Building Manager

             With a copy to Lessor:

             c/o Equity Office Properties Trust
             Two North Riverside Plaza
             Suite 2200
             Chicago, Illinois 60606
             Attention:   General Counsel for Property Operations"
              ~A n~r

       B. EXHIBIT "D", "RULES AND REGULATIONS" OF THE LEASE shall be modified and amended by adding the following:

             "25. Lessee shall not take any action to protest the appraised value of the Building for ad valorem tax purposes without Lessor's express consent."

VI.   MISCELLANEOUS.

      A. This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Under no circumstances shall Lessee be entitled to any Rent abatement, improvement allowance, leasehold improvements, or other work to the Premises, or any similar economic incentives that may have been provided Lessee in connection with entering into the Lease, unless specifically set forth in this Amendment.

      B. Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

      C. In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

      D. Submission of this Amendment by Lessor is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Lessee. Lessor shall not be bound by this Amendment until Lessor has executed and delivered the same to Lessee.

      E. The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

      F. Lessee hereby represents to Lessor that Lessee has dealt with no broker other than The Staubach Company in connection with this Amendment. Lessee agrees to indemnify and hold Lessor, its members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents (collectively, the "Lessor Related Parties") harmless from all claims of any brokers other than The Staubach Company claiming to have represented Lessee in connection with this Amendment. Lessor hereby represents to Lessee that Lessor has dealt with no broker other than The Staubach Company in connection with this Amendment. Lessor agrees to indemnify and hold Lessee, its members, principals, beneficiaries, partners, officers, directors, employees, and agents, and the respective principals and members of any such agents (collectively, the "Lessee Related Parties") harmless from all claims of any brokers other than The Staubach Company claiming to have represented Lessor in connection with this Amendment.

      G. This Amendment shall be of no force and effect unless and until accepted by any guarantors of the Lease, who by signing below shall agree that their guarantee shall apply to the Lease as amended herein,. unless such requirement is waived by Lessor in writing.

      H. LESSEE HEREBY WAIVES ALL RIGHTS TO PROTEST THE APPRAISED VALUE OF THE PROPERTY OR TO APPEAL THE SAME AND ALL RIGHTS TO RECEIVE NOTICES OF REAPPRAISALS AS SET FORTH IN SECTIONS 41.413 AND 42.015 OF THE TEXAS TAX CODE.

IN WITNESS WHEREOF, Lessor and Lessee have duly executed this Amendment as of the day and year first above written.


                                     LESSOR: SAN FELIPE PLAZA, LTD., A TEXAS
                                     LIMITED PARTNERSHIP

                                      BY:  EOP-San Felipe GP, L.L.C., a Delaware
                                           limited liability company, its
                                           general partner

                                           By:  EOP Operating Limited
                                           Partnership, a Delaware limited
                                           partnership, its sole member

                                           By:  Equity Office Properties Trust,
                                           a Maryland real estate investment
                                           trust, its managing general partner


                                           By:  /s/  BRAD FRICKS

                                                Name: Brad Fricks

                                                Title:Vice President - Leasing

                                      LESSEE: TIDEL TECHNOLOGIES, INC., A
                                      DELAWARE CORPORATION


                                      By  /s/  JAMES T. RASH

                                      Name:     James T. Rash

                                      Title: Principal Executive and Financial
                                             Officer